UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As previously reported in the Current Report on Form 8-K of QuadraMed Corporation (the “Company”) filed with the Securities and Exchange Commission on June 9, 2008, on June 5, 2008, the Company’s stockholders and Board of Directors approved a reverse stock split of the Company’s common stock, par value $0.01 per share (“Common Stock”), in the ratio of one-for-five (the “Reverse Split”). The Company has caused the Fourth Amended and Restated Certificate of Incorporation of QuadraMed Corporation (the “Amended Certificate”) to be filed with the Secretary of State of Delaware to effectuate the Reverse Split. The Amended Certificate was effective as of 5:00 P.M. Eastern Daylight Time on June 13, 2008. As the Company is considering listing its Common Stock on the NASDAQ Global Market (“NASDAQ”) and de-listing from the American Stock Exchange, the effectuation of the Reverse Split is intended to increase the price of the Company’s Common Stock above the $5.00 per share listing requirements for NASDAQ.

The Company’s Common Stock will begin trading on a split-adjusted basis on the American Stock Exchange upon the market opening on Monday, June 16, 2008 (the “Effective Date”), under the current stock symbol QD.

A copy of the Amended Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this Item 3.03. In addition, the Company issued a press release on June 16, 2008 announcing the Reverse Split, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this Item 3.03.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Please see the disclosure set forth under Item 3.03, which is incorporated herein by reference in response to this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 3.1	Fourth Amended and Restated Certificate of Incorporation of QuadraMed Corporation.

Exhibit 99.1	QuadraMed Corporation Press Release, dated June 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of QuadraMed Corporation.

99.1	QuadraMed Corporation Press Release, dated June 16, 2008.

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